12

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ------------------------------------ FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ------------------------------------- THE GILLETTE COMPANY (Exact name of registrant as specified in its charter) DELAWARE (State or other jurisdiction of incorporation or organization) PRUDENTIAL TOWER BUILDING BOSTON, MA 02199
          (Address of principal executive offices, including zip code)
                          ---------------------------

                   THE GILLETTE COMPANY 1971 STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

   Jill C. Richardson Secretary The Gillette Company Prudential Tower Building Boston, MA 02199 617-421-7000 (Name, address, and telephone number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

Title of securities   Amount to be  Proposed           Proposed   Amount of
to be registered      registered    maximum            maximum    registration
                                    offering price     aggregate  fee
                                    per unit           offering
                                                       price (1)

Common stock, $1.00
par value (including
Preferred Stock
Purchase
Rights)                 23,000,000 $79.94          $1,838,620,000 $612,873.33





(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) on the basis of the high and low sale price of the common stock, par value $1.00 (Common Stock), of The Gillette Company reported on the New York Stock Exchange Composite Transaction Tape on April 18, 1997.

Exhibit Index on Page 10.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of The Gillette Company (the Registrant), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the Securities Act). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the Commission) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates the following documents herein by reference:

     (a) The Registrants Annual report on Form 10-K for the year ended December 31, 1996;

     (b) The Registrants Quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) The Registrants Current Report on Form 8-K filed September 16, 1996;

     (d) The Registrants Current Report on Form 8-K filed December 20, 1996;

     (e) The Registrants Current Report on Form 8-K filed December 31, 1996;

     (f) The description of the Registrants capital stock contained in the Registrants Registration Statement on Form 8-A/A filed November 12, 1996;

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

Not required.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Joseph E. Mullaney, Vice Chairman of the Board of Directors of the Registrant. On April 18, 1997, Mr. Mullaney beneficially owned approximately 346,510 shares of the Common Stock (including stock options exerciseable within 60 days).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section  145 of the  Delaware  General  Corporation  Law,  as amended  (the
DGCL), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative ( other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer employee or agent of the corporation , or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrants Bylaws provide that the Registrant shall indemnify current or former directors, officers, employees or agents of the Registrant, in connection with proceedings brought against such persons by reason of their position with the Registrant to the fullest extent permitted by Delaware law. The Registrants Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as is not permitted under the DGCL.

     The Registrant has obtained an insurance policy that insures its directors and officers against certain liabilities.

ITEM 7. EXEMPTION FROM LIABILITY CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.


Exhibit


     4.1 Composite Certificate of Incorporation of The Gillette Company, as amended, filed as Exhibit 3 (a) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 1-922, incorporated by reference herein.

     4.2 Bylaws of The Gillette  Company,  as amended  April 15, 1993,  filed as
Exhibit 3 (b) to The Gillette Company Quarterly Report on Form 10-Q for the period ended March 31, 1993, Commission File No. 1-922, incorporated by reference herein.

     4.3 Specimen of form of certificate representing ownership of The Gillette Company Common Stock, $1.00 par value, filed as Exhibit 4 (a) to The Gillette Company Annual report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein.

     4.4 Renewed Rights Agreement dated as of December 14, 1995 between The Gillette Company and The First National Bank of Boston, filed as Exhibit 4 to The Gillette Company Current Report on Form 8-K, dated December 18, 1995, Commission File No. 1-922, incorporated by reference herein.

     4.5 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of The Gillette Company filed as Exhibit A to Exhibit 1 to The Gillette Company Current Report on Form 8-K, dated December 30, 1985, Commission File No. 1-922, incorporated by reference herein.

     4.6 Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, filed as Exhibit 4 (c) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-922, incorporated by reference herein.

     4.7 Certificate of Designation of the Series C ESOP Convertible Preferred Stock of The Gillette Company, dated January 17, 1990, filed as Exhibit 4 (e) to The Gillette Company Annual report on Form 10-K for the year ended December 31, 1989, Commission File No. 1-922, incorporated by reference herein.

     4.8 Certificate of Amendment relating to an increase in the amount of authorized shares of common stock, filed as Exhibit 3 (i) to The Gillette
Company Quarterly Report on Form 10-Q for the period ended March 31, 1995, Commission File No. 1-922, incorporated by reference herein.

     5. Opinion of Joseph E. Mullaney, Vice Chairman of the Board of The Gillette Company.

23.     Consent of KPMG Peat Marwick LLP.

24.     Power of Attorney


ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and where applicable, each filing of an employee benefit plans annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c)  Insofar  as any  indemnification  for  liabilities  arising  under the

Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions , or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any suit, action or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts this day of April, 1997.


                                        /s/ Thomas F. Skelly
                                   By:  --------------------------
                                        Thomas F. Skelly
                                        Senior Vice President
                                        and
                                        Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 1996.


Signatures                                             Title
- ----------                                             -----
[S]                                     [C]
           *                            Chairman of the Board of
- --------------------------                Directors and Chief
Executive
Alfred M. Zeien                             Officer and Director
                                  (Principal Executive Officer)

           *                            President, Chief
Operating
- --------------------------                Officer and Director
Michael C. Hawley

           *                            Vice Chairman of the
Board of
- --------------------------                Directors and
Director
Joseph E. Mullaney

           *                            Senior Vice President
and
- --------------------------                Chief Financial
Officer
Thomas F. Skelly                   (Principal Financial Officer)


           *                            Vice President and
Controller
- ---------------------------     (Principal Accounting Officer)
Charles W. Cramb

           *                                         Director
- ---------------------------
Warren E. Buffett




                           *                                  Director
- -----------------------------
Wilbur H. Gantz

            *                                        Director
- -----------------------------
Michael B. Gifford

            *                                        Director
- -----------------------------
Carol R. Goldberg

            *                                        Director
- -----------------------------

Herbert H. Jacobi

            *                                        Director
- ------------------------------
Richard R. Pivirotto

            *

                                                     Director
- ------------------------------
Juan M. Steta

            *                                        Director
- ------------------------------
 Alexander B. Trowbridge




* By:    /s/ Thomas F. Skelly
      ----------------------
        Thomas F. Skelly, for
        himself and as
        attorney-in-fact

                                 EXHIBIT INDEX


Exhibi
Number                     Description of Exhibits
 4.1.                      Composite Certificate of Incorporation of
                           filed as Exhibit 3(a) to The Gillette Company
                           Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 1-922, incorporated by reference herein.

 4.2                       By-laws of The Gillette Company, as amended
                           April 15, 1993, filed as
                           Exhibit 3(b) to The Gillette Company Quarterly Report on
                           Form 10-Q for the
                           period ended March 31, 1993, Commission File No. 1-922, incorporated by reference herein.

 4.3.                      Specimen of form of certificate representing
                           ownership of The Gillette
                           Company Common Stock, $1.00 par value, as adopted by the Board of
                           Directors of The Gillette Company on November 21, 1996, filed as Exhibit 4 (a)
                           to The Gillette Company Annual Report on Form 10-K
                           for the year ended December 31, 1996, Commission File No. 1-922, incorporated by reference herein..

 4.4.                      Renewed Rights Agreement dated as of December 14, 1995
                           between The Gillette
                           Company and The First National Bank of Boston, filed as Exhibit 4 to The
                           Gillette Company Current Report on Form 8-K, dated December 18, 1995,
                           Commission File No. 1-922, incorporated by reference herein.

4.5                        Form of Certificate of Designation,
                           Preferences and Rights of Series A Junior Participating Preferred Stock of The
                           Gillette Company filed as Exhibit A to Exhibit 1 to The Gillette Company Current
                           Report on Form 8-K, dated December 30, 1985, Commission File No. 1-922, incorporated by reference herein.

4.6                        Amendment to Certificate of Designation, Preferences and
                           Rights of Series A Junior Participating Preferred Stock, filed as
                           Exhibit 4 (c) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-922, incorporated by reference herein.

 4.7                       Certificate of Designation of the Series C ESOP Convertible Preferred
                           Stock
                           of The Gillette Company, dated January 17, 1990, filed as Exhibit 4(e) to
                           The Gillette Company Annual Report on Form 10-K for the year ended December
                           31, 1989, Commission File No. 1-922, incorporated by
                           reference herein.

 4.8                       Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
                           Exhibit
                           3(i) to The Gillette Company Quarterly Report on Form 10-Q for the
                           period
                           ended March 31, 1995, Commission File No. 1-922, incorporated by reference
                           herein.

 5.                        Opinion of Joseph E. Mullaney, Vice Chairman of the Board of The
                           Gillette Company.

 23.                       Consent of KPMG Peat Marwick LLP.

 24.                       Power of Attorney.
